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                                                                      EXHIBIT 12


                               BRIGHTPOINT, INC.
                      Ratio of Earnings to Fixed Charges
                     (Amounts in thousands, except Ratio)

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
                                                                                              THREE
                                                                                              MONTHS
                                                       YEAR ENDED DECEMBER 31                  ENDED
                                           ---------------------------------------------     MARCH 31,
                                           1993     1994      1995      1996      1997         1998
                                           ------   ------   -------   -------   -------     ----------
Income before income taxes and
 minority interest                         $3,177   $7,505   $12,003   $20,123   $36,927        $12,580
Fixed Charges                                 238      313     1,563     2,608     7,463          3,717
                                           ------   ------   -------   -------   -------     ----------
  Earnings                                  3,415    7,818    13,566    22,731    44,390         16,297
                                           ======   ======   =======   =======   =======     ==========
Interest Expense and Fee Amort                103      164     1,383     2,118     6,367          3,412
Lease expense considered to be interest       135      149       180       490     1,096            305
                                           ------   ------   -------   -------   -------     ----------
  Fixed Charges                               238      313     1,563     2,608     7,463          3,717
                                           ======   ======   =======   =======   =======     ==========
RATIO OF EARNINGS TO FIXED CHARGES           14.3x    25.0x      8.7x      8.7x      5.9x           4.4x
                                           ======   ======   =======   =======   =======     ==========
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